UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	June 5, 2008

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-51028	39-1576570
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

401 Charmany Drive,
Madison, Wisconsin 53719
(Address of principal executive offices, including ZIP code)
(608) 238-8008
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On June 5, 2008, the Board of Directors of First Business Financial Services, Inc. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) between the Company and Computershare Investor Services, Inc., as Rights Agent (the “Rights Agent”). In connection with the execution of the Rights Agreement, the Board of Directors declared a dividend of one common share purchase right (a “Right”) for each outstanding share of common stock, $0.01 par value per share (the “Common Shares”), of the Company. The dividend is payable on July 15, 2008 to the shareholders of record on July 1, 2008 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one-half of one Common Share, at a price of $85.00 per full Common Share (equivalent to $42.50 for each one-half of a Common Share), subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in the Rights Agreement.

        Until the earlier to occur of (1) a public announcement that a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding Common Shares (the “Shares Acquisition Date”) or (2) 10 business days (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) of 15% or more of such outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

        The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on June 5, 2018 (the “Final Expiration Date”), subject to extension, unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

        The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend or stock split on, or a subdivision, combination or reclassification of, the Common Shares, (2) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (3) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

        In the event that any person becomes an Acquiring Person (a “Flip-In Event”), then each holder of a Right (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive upon exercise that number of Common Shares (or, in certain circumstances cash, property or other securities of the Company or a reduction in the Purchase Price) having a market value of two times the then current per share Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

        In the event that, at any time following the Shares Acquisition Date, (1) the Company is acquired in a merger or other business combination transaction or (2) 50% or more of its consolidated assets or earning power are sold (the events described in clauses (1) and (2) are herein referred to as “Flip-Over Events”), proper provision will be made so that each holder of a Right (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive, upon the exercise thereof at the then current per share Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the then current per share Purchase Price.

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued. In lieu of fractional Common Shares equal to one-half of a Common Share or less, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise. No Rights may be exercised that would entitle the holder thereof to any fractional Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share which when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares.

        The Purchase Price is payable by certified check, cashier’s check, bank draft or money order or, if so provided by the Company, the Purchase Price following the occurrence of a Flip-In Event and until the first occurrence of a Flip-Over Event may be paid in Common Shares having an equivalent value.

        At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

        At any time prior to a person becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        Other than amendments that would change the Redemption Price or move to an earlier date the Final Expiration Date of the Rights, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to not less than 10%, with appropriate exceptions for any person then beneficially owning a percentage of the number of Common Shares then outstanding equal to or in excess of the new threshold, except that from and after such time as any Person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

        While distribution of the Rights will not constitute a taxable event to the shareholders or the Company, the shareholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of an acquiring company, as set forth above.

        As of June 5, 2008, there were 2,512,958 Common Shares issued and outstanding. Each outstanding Common Share upon the close of business on the Record Date will receive one Right. As long as the Rights are attached to the Common Shares, the Company will issue one Right for each Common Share which becomes outstanding between the Record Date and the Distribution Date so that all such shares will have attached Rights. The Company’s Board of Directors has initially reserved 1,410,037 Common Shares for issuance upon exercise of the Rights, effective on the Record Date.

        The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that the Rights may not be redeemed (as described above) since the Board of Directors may, at its option, at any time until a person becomes an Acquiring Person redeem all but not less than all the then outstanding Rights at $0.001 per Right. The Rights are designed to provide additional protection against abusive or unfair takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareholder value), partial tender offers and selective open-market purchases. The Rights are intended to assure that the Company’s Board of Directors has the ability to protect shareholders and the Company if efforts are made to gain control of the Company in a manner that is not in the best interests of the Company and its shareholders.

        The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the Form of Right Certificate, is filed herewith as an exhibit. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On June 5, 2008, the Board of Directors of the Company approved amendments to the By-laws of the Company (the “By-laws”) to provide (1) for any vacancies on the Board of Directors to be filled by a majority of the Directors then in office for the then remaining term of office of such vacated director, except with respect to vacancies resulting from the removal of a director, and (2) that the Board of Directors may only amend certain sections of the By-laws by a vote of over two-thirds of the Directors then in office. The By-laws previously provided that the Board of Directors may amend the By-laws by affirmative vote of a majority of the number of directors present at or participating in any meeting at which a quorum is in attendance, without a vote of the shareholders.

        The amendments to the By-laws are effective as of June 5, 2008. The text of the amendments is filed herewith as Exhibit 3.1 and the full text of the By-laws, as amended, is filed herewith as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(3.1)	Amendments to the By-laws of First Business Financial Services, Inc.

(3.2)	By-laws of First Business Financial Services, Inc., as amended.

(4.1)	Rights Agreement, dated as of June 5, 2008, between First Business Financial Services, Inc. and Computershare Investor Services, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A of First Business Financial Services, Inc., dated as of June 6, 2008 (Commission File No. 0-51028)).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.
Date: June 6, 2008	By: /s/ Corey A. Chambas
Corey A. Chambas
President and Chief Executive Officer

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(3.1)	Amendments to the By-laws of First Business Financial Services, Inc.

(3.2)	By-laws of First Business Financial Services, Inc., as amended.

(4.1)	Rights Agreement, dated as of June 5, 2008, between First Business Financial Services, Inc. and Computershare Investor Services, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A of First Business Financial Services, Inc., dated as of June 6, 2008 (Commission File No. 0-51028)).